                                                                     Exhibit 4.5



                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN

                        Effective as of February 10, 2000

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.................................................1
1.01     Account......................................................1
1.02     Affiliated Entity............................................1
1.03     Code.........................................................1
1.04     Committee....................................................1
1.05     Company......................................................2
1.06     Company Match................................................2
1.07     Compensation.................................................2
1.08     Deferred Amounts.............................................2
1.09     Election Agreement...........................................2
1.10     Fair Market Value............................................2
1.11     Participant..................................................2
1.12     Plan Year....................................................3
1.13     Stock........................................................3
1.14     Stock Units..................................................3
1.15     Trust........................................................3
1.16     Trust Agreement..............................................3
1.17     Trustee......................................................3

ARTICLE II ELIGIBILITY AND PARTICIPATION..............................3
2.01     Eligibility and Participation................................3
2.02     Election.....................................................4
2.03     Failure of Eligibility.......................................4

ARTICLE III CONTRIBUTION DEFERRALS....................................4
3.01     Participant Deferrals........................................4
3.02     Company Match................................................5

ARTICLE IV INVESTMENT OF DEFERRALS AND ACCOUNTING; VOTING.............5
4.01     Investments..................................................5
4.02     Voting.......................................................6

ARTICLE V DISTRIBUTIONS...............................................6
5.01     Vesting......................................................6
5.02     Distribution During Employment...............................7
5.03     Distributions After Employment...............................7
5.04     Distributions After Participant's Death......................7
5.05     Withholding..................................................8

ARTICLE VI ADMINISTRATION.............................................8
6.01     The Committee - Plan Administrator...........................8

6.02     Committee to Administer and Interpret Plan...................8
6.03     Organization of Committee....................................9
6.04     Agent for Process............................................9
6.05     Determination of Committee Final.............................9

ARTICLE VII TRUST.....................................................9
7.01     Trust Agreement..............................................9
7.02     Expenses of Trust............................................9

ARTICLE VIII AMENDMENT AND TERMINATION...............................10
8.01     Amendment...................................................10
8.02     Successors and Assigns; Termination of Plan.................10

ARTICLE IX MISCELLANEOUS.............................................10
9.01     Stock Subject to the Plan...................................10
9.02     Funding of Benefits -- No Fiduciary Relationship............10
9.03     Right to Terminate Employment...............................11
9.04     Inalienability of Benefits..................................11
9.05     Claims Procedure............................................11
9.06     Disposition of Unclaimed Distributions......................12
9.07     Distributions Due Infants or Incompetents...................12
9.08     Use and Form of Words.......................................12
9.09     Headings....................................................12
9.10     Governing Law...............................................13

                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN





         Apache Corporation ("Apache") hereby establishes the Apache Corporation Deferred Delivery Plan (the "Plan") effective as of February 10, 2000.


         Apache intends for this Plan to provide a select group of key employees of the Company (as that term is defined in Article I) with an opportunity to defer income in consideration of the valuable services provided by such employees to the Company and to induce such employees to remain in the employ of the Company. The Company intends that the Plan shall not be treated as a "funded" plan for purposes of either the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                                    ARTICLE I
                                   DEFINITIONS

         Defined terms used in this Plan shall have the meanings set forth below:

1.01     Account

         "Account" means the memorandum account maintained for each Participant to which shall be credited all Deferred Amounts elected by a Participant, all Company Match made on behalf of a Participant, and all adjustments thereto.

1.02     Affiliated Entity

         "Affiliated Entity" means any legal entity that is treated as a single employer with Apache pursuant to Code sections 414(b), 414(c), 414(m) or 414(o).

1.03     Code

         "Code" means the Internal Revenue Code of 1986, as amended.

1.04     Committee

         "Committee" means the Stock Option Plan Committee of Apache's Board of
          Directors.





                                    1 of 13

1.05     Company

         "Company" means (i) Apache, and (ii) any Affiliated Entity that, with approval of Apache's Board of Directors, has adopted the Plan.

1.06     Company Match

         "Company Match" means the allocations to a Participant's Account made pursuant to Section 3.02.

1.07     Compensation

         "Compensation" shall mean the one-time 1999 discretionary award and/or income from future exercises of non-qualified employee stock options granted to the Participants pursuant to Apache's 1990 Stock Incentive Plan, 1995 Stock Option Plan, 1998 Stock Option Plan or 2000 Stock Option Plan. The Committee and/or the Board of Directors may from time to time designate other forms of remuneration that are available for deferral into the Plan.

1.08     Deferred Amounts

         "Deferred Amounts" means the amounts of a Participant's Compensation, which he elects to defer and have allocated to his Account pursuant to
         Section 3.01.

1.09     Election Agreement

         "Election Agreement" means an application for participation in the Plan, execution of which by an eligible employee is required under
         Article II for the Participant to elect Deferred Amounts.

1.10     Fair Market Value

         "Fair Market Value" means the closing price of the Stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

1.11     Participant

         "Participant" means any eligible employee selected to participate in this Plan pursuant to Section 2.01.



                                    2 of 13

1.12     Plan Year

         "Plan Year" means the period during which the Plan records are kept. The Plan Year shall be the calendar year.

1.13     Stock

         "Stock" means the $1.25 par value common stock of the Company.

1.14     Stock Units

         "Stock Units" means investment units, each of which is deemed to be equivalent to one share of Stock.

1.15     Trust

         "Trust" means the trust or trusts, if any, created by the Company to provide funding for the distribution of benefits in accordance with the provisions of the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors in the event of the Company's insolvency.

1.16     Trust Agreement

         "Trust Agreement" means the written instrument pursuant to which each separate Trust is created.

1.17     Trustee

         "Trustee" means one or more banks, trust companies or insurance companies designated by the Company to hold the Trust fund and to pay benefits and expenses as authorized by the Committee in accordance with the terms and provisions of the Trust Agreement.


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.01     Eligibility and Participation

         The Committee shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan from those employees who are among a select group of key employees.



                                     3 of 13

2.02     Election

         Employees who have been selected by the Committee to participate in the Plan shall complete the election procedure specified by the Committee. The election procedure may include form(s) for the employee to (a) designate his beneficiary (pursuant to Article V), (b) designate Deferred Amounts by entering into an Election Agreement with the Company (pursuant to Section 3.01), (c) select a payment option for the eventual distribution of his Account (pursuant to Article V), and (d) provide such other information as the Committee may reasonably require.

2.03     Failure of Eligibility

         The Committee shall have the authority to determine that a Participant is no longer eligible to participate in the Plan. No Company Match shall be made, no Deferred Amounts withheld from a Participant's Compensation, and no dividend amounts credited to a Participant's Account after he ceases to be eligible to participate in the Plan. The determination of the Committee with respect to the termination of participation in the Plan shall be final and binding on all parties affected thereby. Any benefits accrued hereunder, however, at the time the Participant becomes ineligible to continue participation, shall be distributable in accordance with the provisions of the Plan.


                                   ARTICLE III
                             CONTRIBUTION DEFERRALS

3.01     Participant Deferrals

         (a) General. A Participant may elect to defer a portion of his Compensation by filing the appropriate Election Agreement with the Committee's designee. Deferred Amounts shall be deducted through payroll withholding from the Participant's cash Compensation payable by the Company or through the deferral of income from the exercise of non-qualified stock option grants. Deferred Amounts shall be credited to the Participant's Account on or about the date the amount is deducted or the date of the stock option exercise.

         (b) Initial Enrollment. When an employee first becomes eligible to participate in the Plan, pursuant to Section 2.01, the Committee's designee shall provide him with an election form, which, when properly completed and timely returned to the Committee's designee shall constitute an Election Agreement. To be effective, the Election Agreement must be completed and returned to the Committee's designee by the deadline established by the Committee. The employee may elect to defer (i) up to 100% of the one-time 1999 discretionary award, and (ii) such percentage up to 100% from the exercise of specified stock option grants, divisible into such increments as may be designated by the Committee. The Election Agreement shall be effective immediately upon receipt by the Committee's designee;




                                     4 of 13
               however, Election Agreements relating to stock option exercises must be completed and returned not less than 6 months in advance of the Participant's intended exercise date. Each Election Agreement shall be irrevocable for the deferral of the one-time 1999 discretionary award or the exercise of specified stock option grants.

         (c) Continuing Election. A Participant may enter into a separate Election Agreement for each stock option exercise or other deferral opportunity offered by the Committee. To be effective, the Election Agreement must be completed and returned to the Committee's designee by the deadline established by the Committee; however, Election Agreements relating to stock option exercises must be completed and returned not less than 6 months in advance of the Participant's intended exercise date. Each Election Agreement shall be irrevocable.

         (d) Participant Becomes Ineligible. A Participant's Election Agreement shall be canceled immediately when he becomes ineligible to participate in the Plan.

3.02     Company Match

         The Company shall credit to a Participant's Account matching contributions equal to the Participant's Deferred Amount relating to the 1999 one-time discretionary award. The Committee may from time to time in its sole discretion designate such other forms of remuneration that are available for deferral into the Plan, as well as such other matching contributions as the Committee deems appropriate. The Company Match shall be invested as specified in Article IV.


                                   ARTICLE IV
                 INVESTMENT OF DEFERRALS AND ACCOUNTING; VOTING

4.01     Investments

         All amounts credited to a Participant's Account, shall be invested in Stock Units, with the number of Stock Units determined using the Fair Market Value of one share of the Stock for the date on which the amount is credited to the Participant's Account. Amounts equal to any dividends declared on the Stock shall be credited to the Participant's Account as of the payment date for such dividend in proportion to the number of Stock Units in the Participant's Account as of the record date for such dividend. Such dividend amounts shall be invested in Stock Units, with the number of Stock Units determined using the Fair Market Value of the Stock on the dividend payment date. Nothing contained in this Section shall be construed to give any Participant any power or control to make investment decisions or otherwise influence in any manner the investment and reinvestment of assets contained within any investment alternative, such control being at all times retained in the full discretion of the Committee. Nothing contained in this




                                     5 of 13

         Section shall be construed to require the Company or the Committee to fund any Participant's Account.

4.02     Voting

         Participants shall have no right to vote any Stock Units prior to the date on which such Stock Units are subject to distribution and shares of Stock are issued therefor.


                                    ARTICLE V
                                  DISTRIBUTIONS

5.01     Vesting

         (a) A Participant shall be fully vested in the portion of his Account that is attributable to his Deferred Amounts.

         (b) A Participant shall vest in the portion of his Account that is attributable to the Company Match as follows: 50% on the date six months following the date of deferral and the remaining 50% on the date twelve months following the date of deferral. Dividend amounts relating to the Company Match shall vest as the corresponding Stock Units vest.

         (c) If a Participant retires or becomes disabled (as defined by the Company's Long Term Disability Plan) while still employed by the Company, no vesting occurs subsequent to the date of retirement or disability and unvested portions of the Account shall be forfeited immediately.

         (d) If a Participant dies while still employed by the Company, any unvested portion of the Participant's Account shall be immediately vested.

         (e) If a Participant's employment is terminated other than for cause as defined herein, no further vesting of unvested portions of the Participants Account shall occur and unvested portions of the Account shall be forfeited immediately.

         (f) If the employment of the Participant is terminated for cause as determined by the Company, the Participant's entire Account balance (including his Deferred Amounts) shall be forfeited immediately. As used in this subsection, "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this subsection shall be limited to determining the consequences of a termination and nothing in this subsection shall restrict or otherwise interfere with Company's discretion with respect to termination of any employee.



                                     6 of 13
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5.02     Distribution During Employment

         While a Participant is employed by the Company, the only available distribution is a distribution pursuant to the terms of the applicable Election Agreement beginning 5 years after the date of deferral pursuant to the Election Agreement(s) on file for the Participant. Any distribution shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in the number of installments designated by the Participant in the applicable Election Agreement. If a Participant remains employed by the Company, a Participant may elect to further defer his distribution by executing a new Election Agreement at least 6 months prior to the first installment due pursuant to the Participant's previous election.

5.03     Distributions After Employment

         Distributions after the Participant's death are discussed in Section
         5.04. All other distributions are discussed in this Section.

         (a) Timing. The Participant's vested Account shall be distributed after the Participant terminates employment with the Company. The timing of the distribution shall be pursuant to the Participant's Election Agreement(s).

         (b) Form of Distribution. The Participant's entire vested Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in the number of installments designated pursuant to the Election Agreement(s) executed by the Participant.

         (c) Reemployment. If a Participant is reemployed by the Company before he is paid his entire vested Account balance, his installments from the Plan shall be suspended. Installments will resume after he again terminates employment. The number of remaining installments shall be the number of annual installments originally chosen, less the number of installments received before he was re-employed. If the Participant dies before receiving all installments, Section 5.04 shall apply.

5.04     Distributions After Participant's Death

         (a) Each Participant shall designate one or more persons, trusts or other entities as his beneficiary (the "Beneficiary") to receive any amounts distributable hereunder at the time of the Participant's death. In the absence of an effective beneficiary designation as to part or all of a Participant's interest in the Plan, such amount shall be distributed to the Participant's surviving spouse, if any, otherwise to the personal representative of the Participant's estate.






                                     7 of 13

         (b) A beneficiary designation may be changed by the Participant at any time and without the consent of any previously designated Beneficiary. However, if the Participant is married, his spouse shall be his Beneficiary unless such spouse has consented to the designation of a different beneficiary. To be effective, the spouse's consent must be in writing, witnessed by a notary public, and filed with the Committee's designee. If a Participant has designated his spouse as a Beneficiary or as a contingent beneficiary, and the Participant and that spouse subsequently divorce, then such beneficiary designation shall be void and of no effect with respect to such spouse on the day such divorce is final.

         (c) When a Participant dies, his remaining vested Account balance shall be distributed to his Beneficiary as soon as administratively possible after his death, regardless of the payment schedule the Participant elected, and regardless of whether installment payments had begun. Such distribution shall be paid in whole shares of Stock, with any fractional shares paid in cash.

5.05     Withholding

         At the time of distribution, the Plan shall withhold any taxes or other amounts that are required to be withheld pursuant to any applicable law or such greater amount as directed by the Participant. The Committee may direct the Plan to withhold additional amounts from any payment, either because the Participant so requested or to repay the Participant's debt or obligation to the Company.


                                   ARTICLE VI
                                 ADMINISTRATION

6.01     The Committee - Plan Administrator

         The Plan Administrator for the Plan shall be the Stock Option Plan Committee of the Board of Directors of Apache.

6.02     Committee to Administer and Interpret Plan

         The Committee shall administer the Plan and shall have all discretion and powers necessary for that purpose, including, but not by way of limitation, full discretion and power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan and, in general, to decide any dispute. The Committee shall direct the Company, the Trustee, or both, as the case may be, concerning distributions in accordance with the provisions of the Plan. The Committee's designee shall maintain all Plan records except records of any Trust.





                                     8 of 13

6.03     Organization of Committee

         The Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint designees and/or agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that the Committee shall determine any dispute. The Committee may make its determinations with or without meetings. The Committee may authorize one or more of its members, designees or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee's members shall constitute the action of the Committee.

6.04     Agent for Process

         Apache's Vice President and General Counsel and Apache's Corporate Secretary shall each be an agent of the Plan for service of all process.

6.05     Determination of Committee Final

         The decisions made by the Committee shall be final and conclusive on all persons.


                                   ARTICLE VII
                                      TRUST

7.01     Trust Agreement

         The Company may, but shall not be required to, adopt a separate Trust Agreement for the holding and administration of the funds contributed to Accounts under the Plan. The Trustee shall maintain and allocate assets to a separate account for each Participant under the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors in the event of the Company's insolvency.

7.02     Expenses of Trust

         The parties expect that any Trust created pursuant to Section 7.01 will be treated as a "grantor" trust for federal and state income tax purposes and that, as a consequence, such Trust will not be subject to income tax with respect to its income. However, if the Trust should be taxable, the Trustee shall pay all such taxes out of the Trust. All expenses of administering any such Trust shall be a charge against and shall be paid from the assets of such Trust.







                                     9 of 13

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

8.01     Amendment

         The Plan may be amended at any time and from time to time, retroactively or otherwise; however, no amendment shall reduce any vested benefit that has accrued on the effective date of such amendment.

         Each amendment of the Plan shall be in writing and shall be approved by the Committee and/or Apache's Board of Directors. An officer of Apache to whom the Committee and/or Apache's Board of Directors has delegated the authority to execute Plan amendments shall execute each such amendment.

8.02     Successors and Assigns; Termination of Plan

         The Plan is binding upon Apache and its successors and assigns. The Plan shall continue in effect from year to year unless and until terminated by Apache's Board of Directors. Any such termination shall operate only prospectively and shall not reduce any vested benefit that has accrued on the effective date of such termination.


                                   ARTICLE IX
                                  MISCELLANEOUS

9.01     Stock Subject to the Plan

         All benefits payable under the Plan shall be distributed in whole shares of Stock, with any fractional shares paid in cash. Apache shall, at all times during the term of the Plan, have reserved from its treasury at least the number of shares of the Stock required from time to time under the provisions of the Plan.

9.02     Funding of Benefits -- No Fiduciary Relationship

         Benefits shall be paid either out of the Trust or, if no Trust is in existence or if the assets in the Trust are insufficient to provide fully for such benefits, then such benefits shall be distributed by the Company out of its general assets. Nothing contained in the Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, except to the extent provided in the Trust Agreement, if any.





                                    10 of 13

9.03     Right to Terminate Employment

         The Company may terminate the employment of any Participant as freely and with the same effect as if the Plan were not in existence.

9.04     Inalienability of Benefits

         No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under the Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his spouse. If, notwithstanding the foregoing provision, any Participant's benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to the Plan. During the pendency of the action, any benefits that become distributable shall be paid into the court, as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

9.05     Claims Procedure

         (a) The Participant, his spouse or the authorized representative of the claimant shall file all claims in writing, by completing such procedures as the Committee shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

         (b) If a claim is denied, notice of denial shall be furnished by the Committee to the claimant within 90 days after the receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or beneficiary and the extension shall not exceed 90 days.

         (c) The Committee shall provide adequate notice, in writing, to any claimant whose claim as been denied, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his claims and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. The claimant or the claimant's authorized representative may request such review within the reasonable period of time prescribed by the Committee. In no event shall such a period of time be less than 60 days. A decision on review shall be made not later than 60 days after the Committee's receipt of the request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Committee's receipt of the request for review. If such an extension of time for





                                    11 of 13
               review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be furnished to the claimant. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

9.06     Disposition of Unclaimed Distributions

         Each Participant must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant at his last post office address on file with the Company, or if no address is filed with the Company, then at his last post office address as shown on the Company's records, will be binding on the Participant and his spouse for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or his spouse.

9.07     Distributions Due Infants or Incompetents

         If any person entitled to a distribution under the Plan is an infant, or if the Committee determines that any such person is incompetent by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Committee shall have the power to cause the distributions becoming due to such person to be made to another for his benefit, without responsibility of the Committee to see to the application of such distributions. Distributions made pursuant to such power shall operate as a complete discharge of the Company, the Trustee, if any, and the Committee.

9.08     Use and Form of Words

         When any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and vice versa. Whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and vice versa.

9.09     Headings

         Headings of Articles and Sections are inserted solely for convenience and reference, and constitute no part of the Plan.






                                    12 of 13

9.10     Governing Law

         The Plan and all Election Agreements shall be construed in accordance with the Code and, to the extent applicable, the laws of the State of Texas excluding any conflicts-of-law provisions.


February 10, 2000

ATTEST:                                        APACHE CORPORATION


/s/ Cheri L. Peper                             /s/ Daniel L. Schaeffer
------------------------------                 --------------------------------
Cheri L. Peper                                 Daniel L. Schaeffer
Corporate Secretary                            Vice President, Human Resources














                                    13 of 13

                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN
                    ELECTION FORM - 1999 DISCRETIONARY AWARD
                                   PAGE 1 OF 2



Name:                                Social Security Number:
     -----------------------------                          -------------------

Address:
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------


COMPLETE PARTS I, II, AND III


I. 1999 DISCRETIONARY AWARD -- I elect to defer receipt of a portion of my 1999 Discretionary Award


Choose A, B, or C and fill in the Blank

______  A.  I elect to defer 100% of my 1999 Discretionary Award

______  B.  I elect to defer _____ % of my 1999 Discretionary Award.  Designate the percent you wish to defer in increments of 10% up to 90%

______  C.  I do not wish to defer any of my 1999 Discretionary  Award -- (If you do not wish to defer income, then turn the form over, sign, and date form.)

II.  ACCOUNT DISTRIBUTION

You must make two elections about your account distribution -- When to start
        Distribution & the Number of Annual Installments

        A.  WHEN TO START DISTRIBUTION:
                  Choose 1 or 2

_______ 1.  I elect to defer account distribution for 5 years - Can be renewed for another 5 years, if election made 6 months prior to distribution date.

_______ 2.  I elect to defer account distribution until I terminate employment


        B.  5 YEAR DEFERRAL -- NUMBER OF ANNUAL INSTALLMENTS:
                  Choose 1 or 2

_______ 1.  I elect to receive my account in one lump sum distribution

_______ 2.  I elect to receive my account in 5 annual installments


        C.  TERMINATION DEFERRAL -- NUMBER OF ANNUAL INSTALLMENTS:
                  Choose 1, 2, or 3

_______ 1.  I elect to receive my account in one lump sum distribution

_______ 2.  I elect to receive my account in 5 annual installments

_______ 3.  I elect to receive my account in 10 annual installments

                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN
                    ELECTION FORM - 1999 DISCRETIONARY AWARD
                                   PAGE 2 OF 2



IV.     BENEFICIARY DESIGNATION

I designate the following person(s) as my beneficiaries: (Provide the full name and social security number of each primary and contingent beneficiary. Specify your relationship to each beneficiary. Specify the percentage each beneficiary is to receive.

PRIMARY BENEFICIARY OR BENEFICIARIES  (Print Information)


   %                    Name                         Relationship            Social Security Number
  ---                   ----                         ------------            ----------------------


-------    -------------------------------     -----------------------    -----------------------------


-------    -------------------------------     -----------------------    -----------------------------


-------    -------------------------------     -----------------------    -----------------------------


-------    -------------------------------     -----------------------    -----------------------------


-------    -------------------------------     -----------------------    -----------------------------


-------    -------------------------------     -----------------------    -----------------------------


-------    -------------------------------     -----------------------    -----------------------------




           -----------------------------------------------------------    -----------------------------
           Participant Signature                                          Date

                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN
                      ELECTION FORM - STOCK OPTION EXERCISE
                                   PAGE 1 OF 2


Name:                               Social Security Number:
     ----------------------------                          --------------------

Address:
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------


COMPLETE PARTS I, II, AND III

I. STOCK OPTION INCOME -- I elect to defer receipt of a portion or all of my Stock Option Income


Choose A, B, or C and fill in the Blanks

______ A.  I elect to defer 100% of my next Stock Option Income in ______(year)

______ B.  I elect to defer ___ % of my next Stock Option Income in _____(year)
                    Designate the percent you wish to defer in increments of 1% up to 100%

______ C.  I do not wish to defer any of my Stock Option Income in _______(year)
                    -- (If you do not wish to defer income, then turn the form over, sign, and date form.)

II.  ACCOUNT DISTRIBUTION

You must make two elections about your account distribution -- When to start Distribution & the Number of Annual Installments

       A.  WHEN TO START DISTRIBUTION:
               Choose 1 or 2

______ 1.  I elect to defer account distribution for 5 years -- Can be renewed for another 5 years, if election made 6 months prior to distribution date.
______ 2.  I elect to defer account distribution until I terminate employment

       B.  5 YEAR DEFERRAL -- NUMBER OF ANNUAL INSTALLMENTS:
               Choose 1 or 2
______ 1.  I elect to receive my account in one lump sum distribution

______ 2.  I elect to receive my account in 5 annual installments


       C.  TERMINATION DEFERRAL -- NUMBER OF ANNUAL INSTALLMENTS:
               Choose 1, 2, or 3

______ 1.  I elect to receive my account in one lump sum distribution

______ 2.  I elect to receive my account in 5 annual installments

______ 3.  I elect to receive my account in 10 annual installments

                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN
                      ELECTION FORM - STOCK OPTION EXERCISE
                                   PAGE 2 OF 2



IV.     BENEFICIARY DESIGNATION

I designate the following person(s) as my beneficiaries: (Provide the full name and social security number of each primary and contingent beneficiary. Specify your relationship to each beneficiary. Specify the percentage each beneficiary is to receive.

PRIMARY BENEFICIARY OR BENEFICIARIES  (Print Information)



   %                     Name                          Relationship               Social Security Number
  ---                    ----                          ------------               ----------------------



-------    ---------------------------------    --------------------------    -------------------------------


-------    ---------------------------------    --------------------------    -------------------------------


-------    ---------------------------------    --------------------------    -------------------------------


-------    ---------------------------------    --------------------------    -------------------------------


-------    ---------------------------------    --------------------------    -------------------------------


-------    ---------------------------------    --------------------------    -------------------------------


-------    ---------------------------------    --------------------------    -------------------------------







           ---------------------------------------------------------------    -------------------------------
           Participant Signature                                              Date